ARTHUR ANDERSEN


          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this N-1A registration statement (File No. 811-9051) for La Crosse Funds, Inc.


                            /s/ Arthur Andersen LLP

                                Arthur Andersen LLP


Milwaukee, Wisconsin
January 26, 2000